UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-12

Zanett, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials:

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

ZANETT, INC.
635 MADISON AVENUE, Floor 15
NEW YORK, NY 10022
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on May 20, 2008

To Our Shareholders:

You are cordially invited to attend the annual meeting of shareholders (the “Shareholders’ Meeting”) of Zanett, Inc. (“Zanett” or the “Company”) to be held at 635 Madison Avenue, 15th Floor, New York, NY 10022 on Tuesday, May 20, 2008, at 2:00 PM, local time, for the following purposes:

1. To elect a Board of Directors.

2. To approve an amendment to the Company’s certificate of incorporation to effect a reverse stock split.

3. To transact such other business as may properly come before the meeting.

These items of business are more fully described in the Proxy Statement following this Notice. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, accompanies this Proxy Statement.

You must be a shareholder of record at the close of business on April 23, 2008 to vote at the Shareholders' Meeting or any adjournment or postponement thereof. Management welcomes your attendance at the Shareholders' Meeting.

Your vote is important. Whether or not you expect to attend the Shareholders' Meeting in person, you are requested to complete, sign, date and promptly return the enclosed proxy in the accompanying postage-paid envelope. Your proxy will not affect your right to vote in person if you attend the Shareholders' Meeting.

By Order of the Board of Directors

/s/ Dennis Harkins

Dennis Harkins
Secretary
May 1, 2008

i

ZANETT, INC.
635 Madison Avenue
15th Floor
New York, NY 10022

PROXY STATEMENT

The Board of Directors of Zanett, Inc. (“Zanett” or the “Company”), a Delaware corporation, solicits your proxy for use at its 2008 annual meeting of shareholders (the “Shareholders' Meeting”). This proxy statement contains information related to the Shareholders' Meeting of Zanett to be held on May 20, 2008 at 2:00 p.m. local time at Zanett's principal executive offices located at 635 Madison Avenue, 15th Floor, New York, NY 10022. This Proxy Statement and enclosed form of proxy were first sent to shareholders on or about May 2, 2008.

References in this Proxy Statement to the “Company”, “Zanett,” “we”, “us” and “our” refer to Zanett, Inc.

Voting at the Annual Meeting

The Board of Directors has fixed the close of business on April 23, 2008 as the record date (the “Record Date”) for determining the shareholders entitled to notice of and to vote at the Shareholders' Meeting. As of the Record Date there were 30,434,024 shares of the Company's common stock issued and outstanding, each of which is entitled to one vote as to all matters to be acted upon at the Shareholders' Meeting. A complete list of shareholders entitled to vote at the Shareholders' Meeting will be available for inspection by any shareholder for any purpose relating to the Shareholders' Meeting for ten days prior to the meeting during ordinary business hours at Zanett's principal executive offices.

The presence, in person or by properly executed proxy, of the holders of a majority of the common stock entitled to vote at the Shareholders' Meeting is necessary to constitute a quorum at the Shareholders' Meeting. Only shareholders of record at the close of business on the Record Date will be entitled to vote at the Shareholders' Meeting or any postponements or adjournments thereof.

Shares of common stock represented at the Shareholders' Meeting in person or by proxy will be counted to determine the presence of a quorum at the Shareholders' Meeting. Shares which abstain from voting as to a particular matter will be treated as shares that are present and entitled to vote at the Shareholders' Meeting to determine the presence of a quorum, but will not be counted as votes cast on such matter. If a broker or nominee holding stock in “street name” indicates on a proxy that it does not have discretionary authority to vote as to a particular matter (“broker non-votes”), those shares will be treated as present and entitled to vote at the Shareholders' Meeting for purposes of determining whether a quorum exists, but will not be counted as votes cast on such matter.

The holders of common stock do not have cumulative voting rights in connection with the election of Directors. All shares of common stock that are entitled to vote and are represented at the Shareholders' Meeting by properly executed proxies received prior to or at the Shareholders' Meeting, and not revoked, will be voted at the Shareholders' Meeting in accordance with the instructions indicated on such proxies.

There were no shareholder proposals submitted for the Shareholders' Meeting. The Board of Directors does not intend to bring any matter before the Shareholders' Meeting other than the matters specifically referred to in the notice of the Shareholders' Meeting, nor does the Board of Directors know of any other matter that anyone else proposes to present for action at the Shareholders' Meeting. However, if any other matter is properly brought before the Shareholders' Meeting, the persons named in the accompanying proxy or their duly constituted substitutes acting at the Shareholders' Meeting will be deemed authorized to vote or otherwise act thereon in accordance with their discretion on such matter. Proxies indicating a vote against the proposals contained herein may not be voted by the persons marked in the accompanying proxy or their duly constituted substitutes for adjournment of the Shareholders' Meeting for the purpose of giving management additional time to solicit votes to approve such proposals.

Enclosed herewith is a proxy card for use by holders of Zanett's common stock. Claudio M. Guazzoni, the Company's Chief Executive Officer, and Dennis J. Harkins, the Company's President and Chief Financial Officer, will serve as your proxies for the Shareholders' Meeting. To vote by proxy, please complete, sign, date and return the enclosed proxy card. Properly executed proxies will be voted in accordance with the instructions therein. In the absence of instruction, the shares of common stock represented at the Shareholders' Meeting by the enclosed proxy will be voted FOR the election of each of the Directors nominated by our Board of Directors and FOR the proposed reverse stock split.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of Zanett, at or before the taking of a vote at the Shareholders' Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of Zanett before the taking of a vote at the Shareholders' Meeting or (iii) attending the Shareholders' Meeting and voting in person (although attendance at the Shareholders' Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent to Zanett, Inc., 635 Madison Avenue, 15th Floor, New York, NY 10022, Attention: Secretary, or hand delivered to the Secretary of Zanett at or before the taking of the vote at the Shareholders' Meeting.

SOLICITATION OF PROXIES

All expenses of Zanett's solicitation of proxies for the Shareholders' Meeting will be borne by Zanett. In addition to solicitation by use of the mails, proxies may be solicited from Zanett shareholders by directors and officers of Zanett in person or by telephone, telegram or other means of communication. Such Directors and officers will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Arrangements will also be made with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such brokerage houses, custodians, nominees and fiduciaries, and Zanett will reimburse such brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in connection therewith.

PROPOSAL NO. 1

Election of Directors

Directors will be elected at the Shareholders' Meeting to serve until the next annual meeting and until their successors have been qualified and elected. Effective as of the date of the Shareholders’ Meeting, the Board of Directors shall be composed of five Directors. The Board of Directors has nominated the five persons listed below for election as Directors at the Shareholders’ Meeting, four of whom are current Directors. Set forth below is certain information concerning the nominees that is based on data furnished by them. Each of the nominees has consented to be named as a nominee in this Proxy Statement and to serve as a Director if elected. Should any nominee become unable or unwilling to accept his nomination or election, the persons named in the enclosed proxy will vote for the election of a nominee designated by the Board of Directors.

Vote Required for Approval

The five nominees for Director are required to be elected by a plurality of the votes cast as to the subject Board of Directors seat. Votes may be cast in favor of or withheld for any or all of the appropriate nominees. Unless otherwise instructed by a record holder submitting a proxy, the persons named in a proxy will vote the shares represented thereby for the election of all such appropriate nominees. Abstentions and broker non-votes will not be counted toward a nominee's achievement of a plurality and thus will have no effect on the outcome of the election of Directors.

Due to the sale of Paragon Dynamics, Inc., the Company’s Board of Directors has elected not to nominate R. Evans Hineman and Jay Kelley to serve as directors, so that they may pursue other interests. The Board thanks Mr. Hineman and General Kelley for their years of contribution and dedicated service to the Company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ALL OF THE NOMINEES LISTED BELOW.

The following persons have been nominated for election as Directors by the Board of Directors:

William H. Church, 61 – Served as Director since September 2004.

Mr. Church has over 30 years of experience advising senior management of high growth closely held and publicly traded companies. He is a retired Ernst & Young partner and was instrumental in the establishment and successful development of the Ernst & Young Tax and Human Capital Practice in the New York Metro Area and in Tokyo, Japan.

Mr. Church received a B.S. degree from Marquette University. He is a Certified Public Accountant in New York and Wisconsin, and he is also a member of the American Institute of Certified Public Accountants.

Leonard Goldstein, 58 – Served as Director since April 2005.

Mr. Goldstein brings over 25 years of diversified technology and financial experience to the investment community. From 2001 to 2003, he was the Chief Information Officer (CIO) of Pequot Capital Management, a premier hedge fund and venture capital group based in Westport, Connecticut and New York City, NY. He was responsible for overall technology strategy, evaluation, implementation and operations.

Prior to Pequot, he served as the CIO of IntraLinks, responsible for all aspects of technology including: Research & Development, ASP Hosting Services, Operations, Information Security, Infrastructure and CRM/ERP systems. As a founding partner, he was instrumental in growing IntraLinks to a major player in the area of digital collaboration. Prior to IntraLinks, he was a Vice President in the Investment Research Department at Goldman, Sachs & Company; responsible for the development, implementation and operation of a large scale Internet based research delivery system known as the ResearchXpresssm.

Mr. Goldstein has his doctorate and masters degrees in engineering from Brooklyn Polytechnic Institute and New York University.

Claudio M. Guazzoni, 45 – Served as Director since October 2000.

Mr. Guazzoni is Chairman & CEO of Zanett, Inc which he co-founded in 2000. Prior to such time, he had co-founded The Zanett Securities Corporation in 1993, a merchant bank which was involved with numerous startup and early stage investments in technology and life sciences companies. At The Zanett Securities Corporation, Mr. Guazzoni was instrumental in the success and initial public offering of several young technology companies. His previous work as an Investment Banker and recent past experience as a fund manager provides Zanett with expertise in both finance and deal structuring.

L. Scott Perry, 60 – Served as Director since March 2001.

Mr. Perry was with AT&T Corporation from January 1997 until his retirement in January 2002. During this period, he served as Vice President – Advanced Platform Systems from January 1997 to May 1998, Vice President – Strategy and Alliances from May 1998 to December 1999 and Vice President of Strategy & Business Development from January 2000 until his retirement. In these roles, he was responsible for building and refining the business strategy of AT&T and leading the development of growth plans which included close and effective relationships with other computer and networking product and service firms. Mr. Perry and his team led AT&T Corporation’s 1998 acquisition of IBM’s Global Network business. Before joining AT&T, Mr. Perry was with IBM for almost sixteen years. During that time he held a number of marketing and sales executive positions, culminating in his last assignment as General Manager, Academic Computing Information Systems, an independent business unit with responsibility for strategy, development, marketing and support of information systems to the higher education marketplace.

Mr. Perry currently serves as President and a member of the board of directors of GPXS, a private wireless application and services company. In the recent past he has served as chairman of INEA, a private business performance management software company, Chairman of SmartServ Online, a NASDAQ listed wireless application provider, and was on the audit committee and board member of Viacore, a corporate supply chain services company. He has also been an advisor and Operating Partner of Global Communications Partners, an early stage venture capital fund based in Menlo Park, California. In addition to his board and advisory responsibilities, Mr. Perry is the founder and principal of Cobblers Hill Group, based in Weston, Connecticut, through which he advises a number of small and early stage companies as well as engaging with other larger companies on strategic consulting engagements.

Charles T. Johnstone, 56 – Nominee for Director.

Mr. Johnstone brings over 30 years of advertising and marketing experience to the investment community. From 1994 to 2000, he was the President and Chief Executive Officer of CTJ Enterprises.

Prior to CTJ, he served as Executive Vice-President at Showtown Publications. Prior to Showtown he was the New York ad director for Colonial Homes Magazine at Hearst Corporation. Prior to Hearst he was an account executive at BBDO advertising. Mr. Johnstone studied at Babson College.

Mr. Johnstone is currently retired and living in New York City.

Information about the Board of Directors and Committees of the Board of Directors

All members of the Board with the exception of Mr. Guazzoni are independent as defined by the NASDAQ listing standards. It is expected that Mr. Johnstone will also be independent if elected.

In March 2001, the Board of Directors established an Audit Committee, which is composed of three non-employee independent directors. The Audit Committee, which has adopted a formal charter, assists the Board of Directors in fulfilling its oversight responsibilities relating to the quality and integrity of the Company's accounting, auditing, and reporting practices. The members of the Audit Committee are Messrs. Church, Goldstein and Perry. The Audit Committee conducted a meeting on March 21, 2008 to review and discuss the 2007 consolidated financial statements with management and the Company's independent auditors and to review and approve the Company's Annual Report on Form 10-K prior to its issuance. The Audit Committee also met quarterly with management and its independent auditors during the last three quarters of 2007 to review the Company's quarterly reports on Form 10-Q prior to their issuance. During 2008, the Audit Committee will continue to meet quarterly to review the Company's financial statements and SEC reports.

All members of the Audit Committee are independent committee members as defined by the NASDAQ listing standards and pursuant to Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act. The Board of Directors has determined that Mr. Church is a “financial expert,” as defined in Item 407(d)(5) of Regulation S-K promulgated by the Commission.

During 2007, the Board of Directors held four meetings. The Board of Directors acted several times by unanimous written consent in lieu of a meeting as permitted by Delaware law. During 2007, each director attended at least 75% of the meetings of the Board and committees on which he served.

The Board of Directors has not established a separate committee to perform the functions traditionally associated with a nominating committee and does not have any nominating committee charter. We believe that the complete input of the Board is appropriate in selecting potential nominees to the Board, and therefore have not established a separate nominating committee. Such functions are currently performed by the independent, members of the Board of Directors (as defined by the NASDAQ listing standards), acting as a whole. In carrying out this function, the Board of Directors seeks to create a Board of Directors that is strong in its collective diversity of skills and experience with respect to finance, leadership, business operations and industry knowledge. The Board of Directors considers on an annual basis the current composition of the Board of Directors in light of characteristics of independence, age, skills, experience and availability of service to our company of its members and of anticipated needs. When the Board of Directors review a potential new candidate, the Board of Directors looks specifically at the candidate’s qualifications in light of the needs of the Board of Directors at a given point in time. In nominating director candidates, the Board of Directors strives to nominate directors that exhibit high standards of ethics, integrity, commitment and accountability. In addition, all nominations attempt to ensure that the Board of Directors shall encompass a range of talent, skills and expertise sufficient to promote sound guidance with respect to our operations and activities.

Shareholders may make nominations for election to the Board of Directors. Such nominations may be made only in writing by a shareholder entitled to vote at the annual meeting and must be addressed to the Secretary, Zanett, Inc., 635 Madison Avenue, 15th Floor, New York, NY 10022. Nominations must be received by the Secretary not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting and must be accompanied by the written consent of the nominee. Nominations must also be accompanied by a description of the nominee's business or professional background and otherwise contain the information required by Schedule 14A of the Exchange Act.

REPORT OF THE AUDIT COMMITTEE

The following is the Audit Committee’s report with respect to the Company's consolidated financial statements for the year ended December 31, 2007.

At a meeting held on March 21, 2008, the Audit Committee reviewed and discussed with management the consolidated financial statements for the year ended December 31, 2007. This meeting included discussions with Amper, Politziner & Mattia, P.C. (“AP&M”) of matters relating to the auditors' judgments about the acceptability and quality of the Company's accounting principles, as applied in its financial reporting, as required by Statement of Auditing Standards No. 61, “Communications with Audit Committees.” AP&M has confirmed to the Audit Committee that it is in compliance with the rules, standards and policies of the Independence Standards Board and the Securities and Exchange Commission governing auditor independence. The Audit Committee has received and discussed with AP&M, its written disclosures and letter as required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and its independence from the Company.

Based on the Audit Committee's review and discussions described above, the Audit Committee recommended to the Company's Board of Directors that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the Securities and Exchange Commission.

Members of the Audit Committee of the Board of Directors:

William H. Church
L. Scott Perry
Leonard Goldstein

AUDIT RELATED MATTERS AND INFORMATION REGARDING THE COMPANY’S
REGISTERED PUBLIC ACCOUNTING FIRM

Audit Fees

The aggregate fees for professional services rendered by AP&M in connection with its audit of Zanett's annual consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007, reviews of the consolidated interim financial statements included in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007 and reviews of other filings or registration statements under the Securities Act of 1933 and Securities Exchange Act of 1934, as amended were $240,000.

The aggregate fees for professional services rendered by AP&M in connection with its audit of Zanett's annual consolidated financial statements included in Form 10-K for the year ended December 31, 2006, reviews of the consolidated interim financial statements included in our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2006 and September 30, 2006 and reviews of other filings or registration statements under the Securities Act of 1933 and Securities Exchange Act of 1934, as amended were $91,775.

All Other Fees

There were no fees billed (including Audit Related Fees or Tax Fees) by AP&M for the years ended December 31, 2007 and 2006 for professional services rendered other than those described above under “Audit Fees”.

Former Independent Registered Public Accounting Firm

On June 5, 2006, the Company filed a Current Report on Form 8-K regarding the Company's decision to replace Deloitte & Touche LLP (“D&T”) as the Company's independent registered public accounting firm for the year ending December 31, 2006. The decision to change accountants was recommended by the Audit Committee. Effective June 5, 2006, the Audit Committee engaged AP&M. as the Company's independent public accountants, which appointment was ratified by the Company’s shareholders at the 2006 annual meeting of shareholders.

The audit reports issued by D&T on the consolidated financial statements of the Company for the fiscal years ended December 31, 2005 and December 31, 2004, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that D&T's reports on the consolidated financial statements of the Company for the year ended December 31, 2005 contained a separate explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern.

During the fiscal years ended December 31, 2005 and December 31, 2004, there were no disagreements with D&T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of D&T, would have caused D&T to make reference to the subject matter of the disagreement in connection with its report on the Company's consolidated financial statements for such periods.

The Company disclosed in its Form 10-KSB for the fiscal year ended December 31, 2005 that its disclosure controls and procedures were not effective because of a material weakness in internal control over financial reporting due to insufficient accounting resources to ensure there are appropriate controls over the financial reporting and closing process or to ensure significant non-routine transactions are accounted for in accordance with U.S. generally accepted accounting principles (“GAAP”). This material weakness resulted in material audit adjustments in order to present the 2005 annual financial statements in accordance with GAAP. In connection with the above matter, D&T notified the Company in writing of the material weakness.

From January 1, 2004 through the date of the engagement of AP&M, neither the Company nor anyone acting on its behalf consulted AP&M, regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

During the two most recent fiscal years ended December 31, 2007 and December 31, 2006, there were no disagreements with AP&M on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of AP&M, would have caused AP&M to make reference to the subject matter of the disagreement in connection with its report on the Company’s consolidated financial statements for such periods.

Pre-Approval of Services

The Audit Committee historically has separately pre-approved the audit, audit-related, tax and other services to be provided to the Company by the Company’s independent auditor. All of our audit related fees and tax fees in 2007 were pre-approved by the Audit Committee.

One or more representatives of AP&M will be present at the meeting, will have an opportunity to make a statement as he or she may desire and will be available to respond to appropriate questions.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

The following table shows, as of March 3, 2008, the Common Stock owned beneficially by (i) each Director and Director nominee of the Company, (ii) each Executive Officer, (iii) all Directors and Executive Officers as a group, and (iv) each person known by the Company to be the “beneficial owner” of more than five percent (5%) of such Common Stock. Each of the shareholders listed has sole voting and investment power with respect to the shares indicated as beneficially owned, unless otherwise indicated.

	Beneficial Ownership of Common Stock
Name, Addresses and Title of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percentage of Class(1)
Claudio M. Guazzoni c/o Zanett 635 Madison Ave, 15th Floor New York, NY 10022 Chief Executive Officer and Director(2)	16,354,695	(2)	54.65%
Jack M. Rapport Former President(3)	582,561	(3)	1.95%
William H. Church Director(4)	100,000	(4)	—
Leonard G. Goldstein Director(5)	66,666	(5)	—
Jay W. Kelley Director(6)	100,000	(6)	—
L. Scott Perry Director(7)	100,000	(7)	—
R. Evans Hineman Director(8)	66,666	(8)	—
Charles T. Johnstone Director Nominee	—		—
Chuck Deskins President, ZCS(9)	—		—
Bruno Guazzoni c/o Zanett 635 Madison Ave, 15th Floor New York, NY 10022	8,557,876		28.60%
All Directors and Executive Officers as a Group (8 persons)	17,370,588	(10)	58.06%

 — Less than 1%

(1)	The percentage of class based upon 29,925,206 shares of common stock issued and outstanding (or deemed to be issued and outstanding) as of March 3, 2007, calculated in accordance with Rule 13d-3 of the Exchange Act. The number of shares beneficially owned also includes shares owned by (i) a spouse, minor children or by relatives sharing the same home, (ii) entities owned or controlled by the named person and (iii) other persons if the named person has the right to acquire such shares within 60 days by the exercise of any right or option. Unless otherwise noted, shares are owned of record and beneficially by the named person. The address for all persons listed in the above table is c/o Zanett, Inc., 635 Madison Avenue, New York, NY 10022.
(2)	On November 6, 2006 Mr. Guazzoni was issued options to purchase 100,000 shares of the Company’s stock with an exercise price of $1.25 per share. These shares and options will vest and become immediately exercisable upon the Company reaching $250,000,000 in revenue. On November 6, 2006 Mr. Guazzoni was issued options to purchase 100,000 shares of the Company’s stock with an exercise price of $1.34 per share. The foregoing options are not included in this number. Effective as of the close of business on February 10, 2006, Claudio M. Guazzoni, formerly the President of Zanett, Inc., was elected Chairman of the Board and appointed Chief Executive Officer of our company, replacing David M. McCarthy. Also effective as of the close of business on February 10, 2006, Jack M. Rapport, formerly the Chief Financial Officer was appointed President of our company, and Kenneth DeRobertis the former Controller, was appointed Chief Financial Officer. This amount includes 8,557,876 shares beneficially owned by Bruno Guazzoni, his uncle, over which Claudio Guazzoni exercises the right to vote pursuant to a power of attorney granted on July 6, 2006.
(3)	On November 6, 2006 Mr. Rapport was issued options to purchase 250,000 shares of the Company’s stock with an exercise price of $1.25 per share. These shares and options will vest and become immediately exercisable upon the Company reaching $250,000,000 in revenue. The foregoing options are not included in this number.
(4)	On November 6, 2006 Mr. Church was issued options to purchase 100,000 shares of the Company’s stock with an exercise price of $1.34 per share. These shares and options will vest and become immediately exercisable upon the Company reaching $250,000,000 in revenue. The foregoing options are not included in this number. On August 25, 2004, Mr. Church was issued options to purchase 100,000 shares of the Company’s Common Stock with an exercise price of $3.82 per share. These options are exercisable immediately but the underlying shares are initially unvested, with vesting to occur ratably on each of September 1, 2005, 2006 and 2007. Therefore, at December 31, 2007, 100,000 shares had vested and are included in this number. Any shares obtained through the exercise of these options are subject to a repurchase feature until vested and thereafter are subject to a lock-up agreement that precludes the sale of the shares until September 1, 2009, except as otherwise provided in such agreement.
(5)	On November 6, 2006 Mr. Goldstein was issued options to purchase 100,000 shares of the Company’s stock with an exercise price of $1.34 per share. These shares and options will vest and become immediately exercisable upon the Company reaching $250,000,000 in revenue. The foregoing options are not included in this number. On April 21, 2005, Mr. Goldstein was issued options to purchase 100,000 shares of the Company’s Common Stock with an exercise price of $3.30 per share. These options are exercisable immediately but the underlying shares are initially unvested, with vesting to occur ratably on each of April 21, 2006, 2007 and 2008. Therefore, at December 31, 2007, 66,666 shares had vested and are included in this number. Any shares obtained through the exercise of these options are subject to a repurchase feature until vested and thereafter are subject to a lock-up agreement that precludes the sale of the shares until April 21, 2010, except as otherwise provided in such agreement.
(6)	On November 6, 2006 General Kelley was issued options to purchase 100,000 shares of the Company’s stock with an exercise price of $1.34 per share. These shares and options will vest and become immediately exercisable upon the Company reaching $250,000,000 in revenue. The foregoing options are not included in this number. On June 17, 2003, General Kelley was issued options to purchase 100,000 shares of the Company’s Common Stock with an exercise price of $2.00 per share. These options are exercisable immediately but the underlying shares are initially unvested, with vesting to occur ratably on each of June 17, 2004, 2005 and 2006. At December 31, 2007, Mr. Perry had the right under these options to purchase 100,000 of vested shares, as presented in the table above. Any shares obtained through the exercise of these options are subject to a repurchase feature until vested and thereafter are subject to a lock-up agreement that precludes the sale of the shares until June 17, 2008, except as otherwise provided in such agreement.
(7)	On November 6, 2006 Mr. Perry was issued options to purchase 100,000 shares of the Company’s stock with an exercise price of $1.34 per share. These shares and options will vest and become immediately exercisable upon the Company reaching $250,000,000 in revenue. The foregoing options are not included in this number. On November 17, 2001, Mr. Perry was issued options to purchase 100,000 shares of the Company’s common stock with an exercise price of $2.00 per share. These options were exercisable immediately but the underlying shares were initially unvested, with vesting occurring ratably on each of August 1, 2002, 2003 and 2004. At December 31, 2007, Mr. Perry had the right under these options to purchase 100,000 of vested shares, as presented in the table above. Any shares obtained through the exercise of these options are subject to a repurchase feature until vested and thereafter are subject to a lock-up agreement that precludes the sale of the shares until November 16, 2006, except as otherwise provided in such agreement.
(8)	On November 6, 2006 Mr. Hineman was issued options to purchase 100,000 shares of the Company’s stock with an exercise price of $1.34 per share. These shares and options will vest and become immediately exercisable upon the Company reaching $250,000,000 in revenue. The foregoing options are not included in this number. On July 20, 2005, Mr. Hineman was issued options to purchase 100,000 shares of the Company’s Common Stock with an exercise price of $3.65 per share. These options are exercisable immediately but the underlying shares are initially unvested, with vesting to occur ratably on each of July 21, 2006, 2007 and 2008. Therefore, at December 31, 2007, 66,666 shares had vested and are included in this number. Any shares obtained through the exercise of these options are subject to a repurchase feature until vested and thereafter are subject to a lock-up agreement that precludes the sale of the shares until July 20, 2010, except as otherwise provided in such agreement.
(9)	On November 6, 2006 Mr. Deskins was issued options to purchase 100,000 shares of the Company’s stock with an exercise price of $1.25 per share. These shares and options will vest and become immediately exercisable upon the Company reaching $250,000,000 in revenue. The foregoing options are not included in this table.
(10)	Includes 467,712 vested shares of the Company’s Common Stock issuable upon the exercise of options.

EXECUTIVE OFFICERS

The Company currently has three executive officers. Biographical information for Claudio M. Guazzoni, Chief Executive Officer, is included in Proposal 1 — Election of Directors. Biographical information for the remaining executive officers is presented below.

Dennis Harkins 45 – Mr. Harkins was named President and Chief Financial Officer of Zanett on March 21, 2008. Mr. Harkins was first named Chief Financial Officer effective as of the close of business on June 30, 2006. Previous to Zanett, Mr. Harkins was Director of Sales and Planning for almost ten years at MSC Industrial Supply, a $1.3 billion direct marketing firm dealing with various industrial products in the United States; in this position he was responsible for the budget and forecast for over 100 branches with operating expenses of over $250 million. Earlier in his tenure he was the Director of IT Business Development where he managed over 80 IT professionals with a budget of over $20 million. He started at MSC in 1996 as the Director of Accounting where he oversaw the accounting, accounts payable and accounts receivable areas. Prior to MSC, Mr. Harkins was the Controller for Arbor Property Trust and Real Estate Investment Trust with headquarters in Conshohocken, Pennsylvania.

Chuck Deskins 46 – Mr. Deskins became the President of Zanett Commercial Solutions (ZCS) in February, 2006 and is responsible for the day-to-day operations, organic expansion, and the integration and assimilation of acquired businesses. Prior to ZCS, Mr. Deskins served as President, SPX Valley Forge from 2003 to 2005, overseeing global operations in North America, Italy, France, Germany, and the UK. During his tenure at SPX, Deskins led the integration of two accretive acquisitions, one in North America, and one in Europe, while leading the organization to record revenue growth. Mr. Deskins honed his leadership skills as General Manager, GE Capital, and other senior leadership positions include Area GM, ARC; and Director, CHC. As President of Pinnacle Computer Resources, Mr. Deskins won recognition as a successful entrepreneur, guiding the business from start-up to $32 million in revenue in 4 years.

Employment Agreements

The Company has an employment agreement with the Chief Executive Officer of the Company, Mr. Guazzoni, described as follows:

Mr. Guazzoni has a two-year employment agreement that will be renewed for successive annual terms until canceled by the Company or the officer. Compensation will be determined by the officer and the Company on an annual basis and may consist of a combination of cash compensation and grants of incentive stock options. For the years ended December 31, 2003, 2004 and 2005, the Company agreed to a base annual compensation of $110,000. In 2007 and 2006 Mr. Guazzoni took a salary of $10,530.

DIRECTOR COMPENSATION

Zanett does not pay cash fees to any of our Directors. The Board of Directors has established a practice of granting each new non-employee Director an option under the Zanett, Inc. Incentive Stock Plan to purchase up to 100,000 shares of the Company's common stock with an exercise price equal to market price at the time of the grant. These options are exercisable immediately but the underlying shares are initially unvested. The vesting for the shares underlying these initial option grants is as follows:

Mr. Church’s shares vested one third each on September 1, 2005, September 1, 2006 and September 1, 2007. Mr. Goldstein’s shares vested or will vest one third each on April 21, 2006, April 21, 2007 and April 21, 2008. General Kelley’s shares vested one third each on June 17, 2004, June 17, 2005 and June 17, 2006. Mr. Hineman’s shares vested or will vest one third each on July 20, 2006, July 20, 2007 and July 20, 2008. Any shares obtained through the exercise of these options are subject to a repurchase feature until vested and thereafter all vested shares are subject to a lock-up agreement that precludes the sale of the shares, except as otherwise provided in such agreement.

Zanett also may grant, from time to time, additional options to its Board of Directors as compensation for their services, as determined by the entire Board of Directors. On November 6, 2006 all directors were issued options to purchase 100,000 shares of the Company’s stock with an exercise price of $1.34 per share. These shares and options will vest and become immediately exercisable upon the Company reaching $250,000,000 in revenue. Under FAS 123R the Company has incurred no expense for these options because the occurrence of the vesting event is not probable. As the occurrence of this event becomes probable an expense will be recorded.

As of April 15, 2007, none of the Directors have exercised any of their options.

EXECUTIVE COMPENSATION

During the fiscal years ended December 31, 2006 and December 31, 2007, executive officers received compensation for services provided to the Company, as detailed in the table below.

Name and Principal Position ($)(a)	Year (b)	Salary ($)(c)	Bonus ($)(d)	Option Awards ($)(f)*	Total ($)(j)
Claudio Guazzoni Chief Executive Officer and Director	2007	10,530	—	—	10,530
	2006	10,530	—	—	10,530

Jack Rapport President	2007	250,000	—	—	250,000
	2006	225,000	10,000	—	235,000

Chuck Deskins President ZCS	2007	182,427	150,000	—	332,427
	2006	152,708	—	—	152,708

*	Under FAS 123R the Company has incurred no expense for option awards because the occurence of a vesting event is not probable. As the occurence of a vesting event becomes probable, an expense will be recorded.

Outstanding Equity Awards at Year-End Table

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Claudio Guazzoni Chief Executive Officer and Director	— —	250,000 A *100,000 A	1.25 1.34	10/18/2011 11/6/2011
Jack Rapport President	—	250,000 A	1.25	10/18/2011
Chuck Deskins President ZCS	—	100,000 A	1.25	10/18/2011

*	These options were granted to Mr. Guazzoni for his service as chairman of the Company’s Board of Directors.
(A)	Options vest and become immediately exercisable upon the Company reaching $250,000,000 in revenue.
(B)	Options vest cumulatively in 10/20/30/40% increments on each of the first four anniversary dates of the effective date of such grants.

Stock Options Granted During Fiscal Year Ended December 31, 2007

Under Zanett's stock plan, options to purchase 802,500 shares of Zanett common stock were granted to employees of the Company and its wholly-owned subsidiaries.

There is no understanding between the Company and any of its present shareholders regarding the sale of a portion or all of the common stock currently held by them in connection with any future participation by the Company in a business. There are no other plans, understandings, or arrangements whereby any of the Company's officers, directors, or principal shareholders, or any of their affiliates or associates, would receive funds, stock, or other assets in connection with the Company's participation in a business. Members of Zanett's Board of Directors receive no cash compensation for their service as directors.

RELATED PARTY TRANSACTIONS

On March 15, 2007, the Company replaced notes totaling $6,075,000 payable to Bruno Guazzoni, the uncle of the Company’s Chief Executive Officer, Claudio Guazzoni, and the owner of approximately 29.2% of the Company’s outstanding Common Stock, with new notes which have identical terms to the old notes except for extended maturity dates. The Company had previously extended the maturity dates on these promissory notes in March 2006. Promissory notes in the amounts of $3,075,000 and $1,500,000 originally due on October 31, 2006 were replaced with new notes with identical terms due March 15, 2009. These notes bear interest at an annual rate of 11%. The Company also replaced a note issued on December 30, 2005, in the amount of $500,000 to Bruno Guazzoni with a new note with identical terms due March 1, 2009. This note requires quarterly cash interest payments at the rate of 15% per annum. In March 2006, the Company issued two additional promissory notes in the amount of $500,000 each to Bruno Guazzoni. These notes were replaced with new notes with identical terms maturing on March 1, 2009. These notes bear interest at an annual rate of 15% and require quarterly cash payments for interest.

Principal on all of the notes mentioned above is repayable in cash at maturity and can be pre-paid without penalty.

In February 2007, the Company entered into a new line of credit agreement with Bruno Guazzoni in the amount of $3,000,000. This line is available for working capital requirements and is unrestricted. The line has a maturity date of March 15, 2009. As of December 31, 2007 the outstanding balance on this line was $2,300,000.

On February 21, 2007, ZCS entered into a new, unsecured promissory note in an aggregate principal amount of $750,000, with Bruno Guazzoni. This note has a maturity date of March 6, 2009 and requires quarterly payments of interest beginning March 31, 2007, at the rate of eleven percent (11%) per annum. Principal is repayable at maturity. The note may be pre-paid without penalty. The proceeds of this note were used fund the cash portion of the merger consideration paid at closing for the acquisition of the DBA Group.

In 2007, the Company entered into a sub-lease arrangement for their New York City office with an entity related to the CEO of the Company. Rental income and an other current asset of $35,000 has been recognized through December 31, 2007 in connection with this arrangement.

PROPOSAL NO. 2

APPROVAL OF AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

Reverse Stock Split

The Board is recommending that the stockholders approve an amendment to the Company's certificate of incorporation to effect a reverse stock split of the Company's outstanding shares of common stock at a ratio of one to four (the “Reverse Stock Split”). The Board approved the Reverse Stock Split on March 21, 2008. If approved by the shareholders, it will become effective upon the filing of the amendment to the Company's certificate of incorporation with the Secretary of State of the State of Delaware (the “Effective Date”). If the Reverse Stock Split is implemented, the number of issued and outstanding shares of common stock would be reduced in accordance with the exchange ratio selected by the Board or committee. The total number of authorized shares of common stock would remain unchanged at its current total of 50,000,000. The form of amendment to the Company's certificate of incorporation to effect the Reverse Stock Split is attached as Annex A to this proxy statement.

Purpose and Background

The Board's primary objective in proposing the Reverse Stock Split is to raise the per share trading price of our common stock. The Board believes that the Reverse Stock Split would, among other things better enable the Company to maintain the listing of its common stock on the NASDAQ Capital Market and facilitate higher levels of institutional stock ownership, where investment policies generally prohibit investments in lower-priced stocks.

Our common stock is listed on the NASDAQ Capital Market. In order to maintain that listing, we must satisfy minimum financial, bid price and other requirements. On September 18, 2007, we received a letter from NASDAQ notifying us that the bid price per share for our common stock had closed below the $1.00 minimum bid price requirement for 30 consecutive trading days and that, as a result, the Company no longer met the NASDAQ Capital Market’s minimum bid price requirement for continued listing. Pursuant to Marketplace Rule 4310(c)(8)(D), NASDAQ provided us with 180 calendar days to regain compliance with the rule.

On March 19, 2008, we received a letter from NASDAQ notifying us that our common stock had not regained compliance with Marketplace Rule 4310(c)(4) and that we are not eligible for an additional 180 calendar day compliance period. The letter stated that unless we requested a hearing to appeal this determination by March 26, 2008, trading of our common stock would be suspended at the opening of business on March 28, 2008 and a Form 25-NSE would be filed with the SEC, which would result in the removal of our common stock from listing and registration on NASDAQ. The letter stated that historically, NASDAQ panels have generally viewed a near-term reverse stock split as the only definitive plan acceptable to resolve a bid price deficiency.

On March 24, 2008, we sent a letter requesting a hearing to appeal the delisting determination to the NASDAQ Listings Qualifications Panel. We expect that trading in our common stock will not be suspended before the Listings Qualification Panel has rendered its decision. There can be no assurances that the Listings Qualification Panel will grant our request for continued listing. Our hearing with the Listings Qualifications Panel is scheduled to take place on April 24, 2008. In the written materials submitted to NASDAQ for consideration at the hearing, we represented that the Company met the other requirements for continued listing and informed NASDAQ of the Board’s intention to seek stockholder approval of the Reverse Stock Split.

If we fail to regain compliance the minimum bid price requirement and our common stock is ultimately delisted from trading on the NASDAQ Capital Market, trading in our common stock may continue to be conducted on the OTC Bulletin Board or in a non-NASDAQ over-the-counter market, such as the “pink sheets.” However, delisting of our common stock from trading on the NASDAQ Capital Market would adversely affect the price and liquidity of our common stock and could adversely affect our ability to issue additional securities or to secure additional financing. In that event, our common stock could also be deemed to be a “penny stock” under the Securities Enforcement and Penny Stock Reform Act of 1990, which would require additional disclosure in connection with trade in the common stock, including the delivery of a disclosure schedule explaining the nature and risks of the penny stock market. Such requirements could further adversely affect the liquidity of our common stock.

The closing sale price of the Company's common stock on April 11, 2008 was $0.37 per share. On March 21, 2008 our Board approved a one for four reverse stock split. The Board has considered the potential harm to the Company of a delisting from the NASDAQ Capital Market and believes that the Reverse Stock Split would help the Company regain compliance with NASDAQ's minimum bid price listing standard.

The Board further believes that an increased stock price may encourage investor interest and improve the marketability of the Company's common stock to a broader range of investors, and thus improve liquidity. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. The Board believes that the anticipated higher market price resulting from the Reverse Stock Split would enable institutional investors and brokerage firms with policies and practices such as those described above to invest in the Company's common stock.

If the stockholders approve this proposal, no further action on the part of stockholders would be required to either implement or abandon the Reverse Stock Split. If the stockholders approve the proposal, and the Board or a committee of the Board determines to effect the Reverse Stock Split, we would communicate to the public, prior to the Effective Date, additional details regarding the Reverse Stock Split. If the Board or a committee of the Board does not implement the Reverse Stock Split within twelve months from the Annual Meeting, the authority granted in this proposal to implement the Reverse Stock Split will terminate. The Board reserves its right to elect not to proceed with the Reverse Stock Split if it determines, in its sole discretion, that this proposal is no longer in the best interests of the Company.

Material Effects of Proposed Reverse Stock Split

The Board believes that the Reverse Stock Split will increase the price level of the Company's common stock in order to, among other things, ensure compliance with the NASDAQ Capital Market's minimum bid price listing standard and generate interest in the Company among investors. The Board cannot predict, however, the effect of the Reverse Stock Split upon the market price for the common stock, and the history of similar reverse stock splits for companies in like circumstances is varied. The market price per share of common stock after the Reverse Stock Split may not rise in proportion to the reduction in the number of shares of common stock outstanding resulting from the Reverse Stock Split, which would reduce the market capitalization of the Company. The market price per post-reverse split share may not remain in excess of the $1.00 minimum bid price as required by the NASDAQ Capital Market, or the Company may not otherwise meet the additional requirements for continued listing on the NASDAQ Capital Market. The market price of the common stock may also be based on our performance and other factors, the effect of which the Board cannot predict.

The Reverse Stock Split will affect all stockholders of the Company uniformly and will not affect any stockholder's percentage ownership interests or proportionate voting power, except to the extent that the Reverse Stock Split results in any of stockholders owning a fractional share. In lieu of issuing fractional shares, the Company may either (i) directly pay each stockholder who would otherwise have been entitled to a fraction of a share an amount in cash equal to the closing sale price of the common stock, as quoted on the NASDAQ Capital Market on the Effective Date, multiplied by the fractional share amount, or (ii) make arrangements with the Company's transfer agent or exchange agent to aggregate all fractional shares otherwise issuable in the Reverse Stock Split and sell these whole shares as soon as possible after the Effective Date at then prevailing market prices on the open market on behalf of those holders, and then pay each such holder his, her or its pro rata potion of the sale proceeds.

The principal effects of the Reverse Stock Split will be that (i) the number of shares of common stock issued and outstanding will be reduced from 30,434,022 shares as of April 11, 2008 to 7,608,506 shares immediately after the split, (ii) all outstanding options and warrants entitling the holders thereof to purchase shares of common stock will enable such holders to purchase, upon exercise of their options or warrants, one-fourth of the number of shares of common stock which such holders would have been able to purchase upon exercise of their options or warrants immediately preceding the Reverse Stock Split, at an exercise price equal to four times the exercise price specified before the Reverse Stock Split, resulting in the same aggregate price being required to be paid upon exercise thereof immediately preceding the Reverse Stock Split and (iii) the number of shares reserved for issuance pursuant to the Company's Incentive Stock Plan will be reduced to one-fourth of the number of shares currently included in such plan.

The Reverse Stock Split will not affect the par value of the common stock. As a result, on the effective date of the Reverse Stock Split, the stated capital on the Company's balance sheet attributable to the common stock will be reduced to one-fourth of its present amount and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the common stock will be retroactively increased for each period because there will be fewer shares of common stock outstanding.

The amendment will not change the terms of the common stock. After the Reverse Stock Split, the shares of common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized. Each stockholder's percentage ownership of the new common stock will not be altered except for the effect of eliminating fractional shares. The common stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934. Following the Reverse Stock Split, the Company will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

Because the Company will not reduce the number of authorized shares of common stock, the overall effect will be an increase in authorized but unissued shares of common stock as a result of Reverse Stock Split. These shares may be issued at the Board's discretion. Any future issuances will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of common stock.

The Reverse Stock Split would result in some stockholders owning “odd-lots” of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

Procedure for Effecting Reverse Split and Exchange of Stock Certificates

If the Reverse Stock Split is approved by the Company's stockholders, and the Board or a committee of the Board determines it is in the best interests of the Company to effect the split, the Reverse Stock Split would become effective at such time as the amendment to the Company's Certificate of Incorporation, the form of which is attached as Annex A to this proxy statement, is filed with the Secretary of State of the State of Delaware. Upon the filing of the amendment, all of the Company's existing common stock will be converted into new common stock as set forth in the amendment.

As soon as practicable after the Effective Date, stockholders will be notified that the Reverse Stock Split has been effected. American Stock Transfer and Trust Company, the Company's transfer agent, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-reverse split shares will be asked to surrender to the exchange agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares in accordance with the procedures to be set forth in a letter of transmittal that will be delivered to the Company's stockholders. No new certificates will be issued to a stockholder until the stockholder has surrendered to the exchange agent his, her or its outstanding certificate(s) together with the properly completed and executed letter of transmittal. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO. Stockholders whose shares are held by their stockbroker do not need to submit old share certificates for exchange. These shares will automatically reflect the new quantity of shares based on Reverse Stock Split. Beginning on the Effective Date, each certificate representing pre-reverse split shares will be deemed for all corporate purposes to evidence ownership of post-reverse split shares.

Fractional Shares

The Company will not issue fractional certificates for post-reverse split shares in connection with Reverse Stock Split. In lieu of issuing fractional shares, the Company may either (i) directly pay each stockholder who would otherwise have been entitled to a fraction of a share an amount in cash equal to the closing sale price of the common stock, as quoted on the NASDAQ Capital on the Effective Date, multiplied by the fractional share amount, or (ii) make arrangements with the Company's transfer agent or exchange agent to aggregate all fractional shares otherwise issuable in the Reverse Stock Split and sell these whole shares as soon as possible after the Effective Date at then prevailing market prices on the open market on behalf of those holders, and then pay each such holder his, her or its pro rata potion of the sale proceeds.

No Dissenter's Rights

Under the Delaware General Corporation Law, stockholders will not be entitled to dissenter's rights with respect to the proposed amendment to the Company's Certificate of Incorporation to effect the Reverse Stock Split, and the Company does not intend to independently provide stockholders with any such right.

Certain U.S. Federal Income Tax Consequences of the Reverse Split

The following is a summary of certain U.S. federal income tax consequences relating to the Reverse Stock Split as of the date hereof. Except where noted, this summary deals only with a stockholder who holds common stock as a capital asset.

For purposes of this summary, a “U.S. holder” means a beneficial owner of common stock who is any of the following: (i) a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all of its substantial decisions, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. A non-U.S. holder of common stock is a stockholder who is not a U.S. holder.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax considerations different from those summarized below. This summary does not represent a detailed description of the U.S. federal income tax consequences to a stockholder in light of his, her or its particular circumstances. In addition, it does not represent a description of the U.S. federal income tax consequences to a stockholder who is subject to special treatment under the U.S. federal income tax laws and does not address the tax considerations applicable to stockholders who may be subject to special tax rules, such as: partnerships; financial institutions; insurance companies; real estate investment trusts; regulated investment companies; grantor trusts; tax-exempt organizations; dealers or traders in securities or currencies; stockholders who hold common stock as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes or U.S. holders that have a functional currency other than the U.S. dollar; or a non-U.S. holder who is a U.S. expatriate, “controlled foreign corporation” or “passive foreign investment company.”

Moreover, this description does not address the U.S. federal estate and gift tax, alternative minimum tax or other tax consequences of the Reverse Stock Split.

If an entity classified as a partnership for U.S. federal income tax purposes holds common stock, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership.

Each stockholder should consult his, her or its own tax advisers concerning the particular U.S. federal tax consequences of the Reverse Stock Split, as well as the consequences arising under the laws of any other taxing jurisdiction, including any state, local or foreign income tax consequences.

To ensure compliance with Treasury Department Circular 230, each holder of common stock is hereby notified that: (a) any discussion of U.S. federal tax issues in this proxy statement is not intended or written to be used, and cannot be used, by such holder for the purpose of avoiding penalties that may be imposed on such holder under the Code; (b) any such discussion has been included by the Company in furtherance of the Reverse Stock Split on the terms described herein; and (c) each such holder should seek advice based on its particular circumstances from an independent tax advisor.

U.S. Holders.  Generally, a reverse stock split will not result in the recognition of gain or loss by a U.S. holder for U.S. federal income tax purposes (except to the extent of cash received in lieu of a fractional share). The aggregate adjusted basis of the new shares of common stock will be the same as the aggregate adjusted basis of the common stock exchanged for such new shares, reduced by the amount of the adjusted basis of any common stock exchanged for such new shares that is allocated to the fractional share for which cash is received. The holding period of the new, post-reverse split shares of the common stock resulting from implementation of the Reverse Stock Split will include a U.S. holder's holding periods for the pre-reverse split shares. A stockholder who receives cash in lieu of a fractional share of new common stock generally will recognize taxable gain or loss equal to the difference, if any, between the amount of cash received and the portion of the stockholder's aggregate adjusted tax basis in the shares of old common stock allocated to the fractional share. If the shares of old common stock allocated to the fractional shares were held by the stockholder as capital assets, the gain or loss resulting from the payment of cash in lieu of the issuance of a fractional share will be taxed as capital gain or loss. Such capital gain or loss will be short term if the pre-reverse split shares were held for one year or less and long term if held more than one year.

Non-U.S. Holders.  A non-U.S. holder of the Company's common stock generally will not be subject to U.S. federal income tax with respect to shares received in the Reverse Stock Split or with respect to any gain recognized as a result of cash received in lieu of a fractional share in connection with the Reverse Stock Split; provided, however, that gain will be subject to tax if (i) the gain is effectively connected with a trade or business of the non-U.S. holder in the U.S. (in which case, for a non-U.S. holder that is a foreign corporation, the branch profits tax may also apply), and, where a tax treaty applies, is attributable to a U.S. permanent establishment of the non-U.S. holder, (ii) the gain is recognized by a non-U.S. holder who is present in the United States for 183 or more days in the taxable year of the Reverse Stock Split and certain other conditions are met, or (iii) the Company is or has been a “U.S. real property holding corporation” for U.S. federal income tax purposes within the five years preceding the exchange. The Company believes it currently is not and has not been and it does not anticipate becoming, a “U.S. real property holding corporation” for U.S. federal income tax purposes.

Information Reporting and Backup Withholding.  Payment of cash in lieu of fractional shares within the United States or through certain U.S. related financial intermediaries is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is not a U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. holder) or the stockholder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such stockholder's U.S. federal income tax liability provided the required information is furnished to the Internal Revenue Service.

Vote Required for Approval

The affirmative vote of the holders of a majority of the shares of the Company's common stock outstanding as of the record date is required to approve the amendment of the Company's Certificate of Incorporation to effect a one for four reverse split of the common stock. Abstentions and broker non-votes will not be counted toward the required majority, and thus will have no effect on the outcome of the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL
NO. 2.

POLICY AND PROCESS REGARDING SHAREHOLDER COMMUNICATIONS TO THE BOARD

The Board of Directors has adopted a policy and process regarding shareholder communications to the Board. Shareholders may communicate with the Board collectively, or with any of its individual members, by writing to them c/o the Secretary, Zanett, Inc., 635 Madison Avenue, 15th Floor, New York, NY 10022 who will forward such information to the Board of Directors.

Members of the Board of Directors are encouraged to attend the annual meeting. Last year, five members of the Board of Directors attended the annual meeting.

OTHER SHAREHOLDER MATTERS

Shareholder Proposals and Nominations of Directors for Zanett's Next Annual Meeting of Shareholders

Any shareholder who intends to present a proposal for consideration at Zanett's next annual meeting of shareholders intended to occur on or about May 20, 2009 must submit such shareholder's proposal in writing to Zanett at its executive offices on or before January 1, 2009 in order to have Zanett consider the inclusion of such proposal in Zanett's Proxy Statement and form of proxy relating to such annual meeting. Reference is made to Rule 14a-8 under the Exchange Act for information concerning the content and form of such proposal and the manner in which such proposal must be made. A notice of a shareholder proposal submitted outside the processes of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is considered untimely after March 17, 2009 and Zanett's proxy for its 2009 annual meeting of shareholders may confer discretionary authority to vote on such matter without any discussion of such matter in the proxy statement for such meeting.

Nominations for election to the Board of Directors at Zanett's next annual meeting may be made only in writing by a shareholder entitled to vote at such annual meeting and must be addressed to the Secretary, Zanett, Inc., 635 Madison Avenue, 15th Floor, New York, NY 10022 who will forward such information to the Board of Directors. Nominations must be received by the Secretary on or before December 31, 2008 and must be accompanied by the written consent of the nominee. Nominations should also be accompanied by a description of the nominee's business or professional background and otherwise contain the information required by Schedule 14A of the Exchange Act.

OTHER BUSINESS

The Board of Directors is not aware of any other matters that may be brought before the Shareholders' Meeting. If other matters not now known come before the Shareholders' Meeting, the persons named in the accompanying form of proxy or their substitutes will vote such proxy in accordance with their judgment.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the timely filing of reports of ownership and changes in ownership with the Securities and Exchange Commission by Zanett's directors, certain of its officers and persons who own more than ten percent (10%) of Zanett's Common Stock.

Based solely on its review of Forms 3 and 4 and amendments thereto filed during its most recent fiscal year and Forms 5 and amendments there to furnished to it with respect to its most recently completed fiscal year, as well as any written representation received by the Company from the reporting person regarding no Form 5 filing being required, the Company believes that all filings under Section 16(a) for the fiscal year 2007 were timely made.

ADDITIONAL INFORMATION

A copy of Zanett's Annual Report on Form 10-K for the fiscal year ended December 31, 2007, which contains copies of the Company's audited financial statements, accompanies this Proxy Statement. The annual report shall not be deemed proxy solicitation material. Zanett will furnish to any shareholder, without charge, upon written or oral request, any other documents filed by Zanett pursuant to the Exchange Act. Requests for such documents should be addressed to Dennis Harkins, Secretary, Zanett, Inc., 635 Madison Avenue, 15th Floor, New York, NY 10022, telephone number (212) 583-0300. Documents filed by Zanett pursuant to the Exchange Act may be reviewed and/or obtained through the Securities and Exchange Commission's (the “SEC”) Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), which is publicly available through the SEC's Web site (http://www.sec.gov).

New York, NY	By Order of the Board of Directors,
May 1, 2008	/s/ Dennis Harkins Dennis Harkins, Secretary

ANNEX A

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
ZANETT, INC.

Zanett, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That the Board of Directors of the Corporation has duly adopted resolutions (i) authorizing the Corporation to execute and file with the Secretary of State of the State of Delaware this Certificate of Amendment of Amended and Restated Certificate of Incorporation (this “Certificate of Amendment”) to combine each four (4) outstanding shares of the Corporation's common stock, par value $0.001 per share, into one (1) share of common stock, par value $0.001 per share; and (ii) declaring this Certificate of Amendment to be advisable and recommended for approval by the stockholders of the Corporation.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That thereafter, at the Corporation’s annual meeting of stockholders, duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, the necessary number of shares as required by statute were voted in favor of the Certificate of Amendment.

FOURTH: That the capital of the Corporation shall not be reduced under or by reason of this Certificate of Amendment.

FIFTH: That upon the effectiveness of this Certificate of Amendment, the first paragraph of Article FOURTH of the Amended and Restated Certificate of Incorporation is hereby amended and restated in its entirety such that, as amended, said paragraph shall read in its entirety as follows:

“The total number of shares of all classes of capital stock that the Corporation shall have the authority to issue is 50,000,000 shares of common stock with a par value of $0.001 per share and 10,000,000 shares of Preferred Stock with a par value of $0.001 per share.

Immediately upon the filing of this Certificate of Amendment, four (4) shares of common stock issued and outstanding at such time shall be combined into one (1) share of common stock (the “Reverse Stock Split”). No fractional share shall be issued upon the Reverse Stock Split. All shares of common stock (including fractions thereof) issuable upon the Reverse Stock Split to a given holder shall be aggregated for purposes of determining whether the Reverse Stock Split would result in the issuance of any fractional share. If, after the aforementioned aggregation, the Reverse Stock Split would result in the issuance of a fraction of a share of common stock, the Corporation shall, in lieu of issuing any such fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fraction multiplied by the fair market value per share of the common stock as determined in a reasonable manner by the Board of Directors. Upon surrender by a holder of a certificate or certificates for common stock (including, for this purpose, a holder of shares of common stock issuable upon conversion of Preferred Stock), duly endorsed, at the office of the Corporation (or, if lost, an acceptable affidavit of loss is delivered to the Corporation), the Corporation shall, as soon as practicable thereafter, issue and deliver to such holder, or to the nominee or assignee of such holder, a new certificate or certificates for the number of shares of common stock that such holder shall be entitled to following the Reverse Stock Split.”

A-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed on this ___ day of ___, 2008.

ZANETT, INC.

By: __________________
Name: Claudio Guazzoni
Title: Chief Executive Officer

A-2

ANNUAL MEETING OF SHAREHOLDERS OF

ZANETT, INC.

May 20, 2008

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach and mail in the envelope provided. ↓

20530000000000000000 7 052008

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED BELOW AND "FOR" THE AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Proposal No. 1. Election of Directors

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES
- ○ William Church
- ○ Leonard Goldstein
- ○ Claudio Guazzoni
- ○ Charles Johnstone
- ○ L. Scott Perry

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Proposal No. 2. To amend the Company's Certificate of Incorporation to effect a reverse split of the Company's outstanding common stock as described in the enclosed proxy statement.	☐	☐	☐

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Signature of Shareholder __________ Date: ______ Signature of Shareholder __________ Date: ______

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

ZANETT, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby revokes all previous proxies for the Meeting of Shareholders, acknowledges receipt of the Notice of Meeting and Proxy Statement of Zanett, Inc., and hereby authorizes Claudio Guazzoni and Dennis Harkins, and each or any of them with power to appoint his substitute, to vote as Proxy for the undersigned at the Annual Meeting of Stockholders to be held at 635 Madison Avenue, 15th Floor, New York, NY 10022 on Tuesday May 20, 2008, at 2:00 p.m., local time, or any adjournment or postponement thereof, the number of shares which the undersigned would be entitled to vote if personally present. The proxies shall vote subject to the directions indicated on this card and proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting and any adjournments or postponements thereof. The proxies will vote as the Board of Directors recommends where the undersigned does not specify a choice.

(Continued and to be signed on the reverse side)

14475